EXHIBIT 10.21








                          PERSONAL AND CONFIDENTIAL


March 25, 1999


Mr. Walter J. Parks
20 Deep Gorge Road
Trumbull, CT  06611

Dear Walter:

This will confirm the agreement between you and AnnTaylor, Inc. (hereafter referred to as the "Company") regarding your separation from the Company.

1. We agree that your date of separation from employment with the Company will be March 31, 1999 (the "Separation Date") and, effective as of the Separation Date, you hereby resign from your positions as an officer and/or director of the Company, its parent Company, and any of the Company's subsidiaries.

2. In consideration of your delivery of the Release referred to in paragraph 4 and the representations and agreements set forth in this letter agreement, including those set forth in paragraph 5 hereof, the Company agrees to pay you the severance compensation described in paragraph 3 below, subject to the terms and conditions set forth in this letter.

3.   Subject  to  this  letter  agreement  becoming  effective  and to your
     compliance  with  the  terms  hereof,   you  shall  receive  severance
     compensation equal to:

     (a) Cash compensation of $122,500, minus all applicable federal, state and local withholding taxes ("Taxes"), payable in twelve equal semi-monthly installments of $10,208.33 (less Taxes), commencing as of the Effective Date of this letter agreement (as defined in paragraph 11 below).

     (b) If you have not procured other full time employment by the six-month anniversary of the Effective Date, the Company will continue to pay you semi-monthly installments of $10,208.33 (less Taxes) for up to six additional months, commencing with the six-month anniversary of the Effective Date, until the earlier of (i) the time you procure such other full time employment and (ii) the twelve-month anniversary of the Effective Date. The foregoing notwithstanding, the installment payments provided for in this paragraph (b) shall be reduced by the amount of any compensation you receive from other sources for part-time or temporary employment, consulting engagements, or otherwise, prior to procuring full-time employment, and shall cease upon your commencement of other full time employment. You agree that you will provide the Company prompt written notice of the amounts of any such other compensation and, if you procure other full time employment prior to the six-month anniversary of the Effective Date, you will provide the Company prompt written notice of such other employment. You also agree to return to the Company any excess payments made to you by the Company, to the extent that actual payments made exceed the net amount to which you are entitled pursuant to this paragraph (b).
===============================================================================
Mr. Walter J. Parks
March 25, 1999
Page 2


     (c) The Company shall permit you to continue your participation in its medical and dental insurance programs at the associate rate of contribution, from the Separation Date throughout the period during which you receive severance compensation pursuant to paragraphs 3(a) and 3(b) above. At the end of that period, you shall be entitled to participate in such programs in accordance with the applicable COBRA regulations.

     (d) An additional cash payment in an amount equal to the incentive compensation payment you would have received under the company's Management Performance Compensation Plan for the Fiscal Year 1998 Performance Period if you had continued to be employed by the Company (less Taxes), and payable on the later of (i) the date on which payments for such Performance Period are made to active employees under the Plan, and (ii) five days after the Effective Date.

     (e) The Performance Vesting Options and the Time Vesting Options previously granted to you under the Company's 1992 Stock Option and Restricted Stock and Unit Award Plan (the "Option Plan") and the related stock option agreements, and listed on Schedule A attached hereto, shall remain outstanding through January 31, 2000 and shall continue to be eligible for vesting and exercise in accordance with the terms of the Plan and the applicable option agreement between the Company and you, as if you had continued to be employed by the Company through January 31, 2000. Any such stock options remaining unvested or unexercised at the close of business on January 31, 2000 shall be canceled at such time.

==============================================================================
Mr. Walter J. Parks
March 25, 1999
Page 3


     (f) The Company shall make available to you, at the Company's expense, executive outplacement services, to be provided by a consultant of your choosing, selected from among the consultants referred by the Company, for up to twelve months following the Effective Date.

4. In consideration of the compensation described in paragraph 3 above, on the later of (i) the Separation Date and (ii) the date you execute and deliver this letter agreement to the Company, you shall execute and deliver to the Company a Release in the form of Schedule B attached hereto.

5. You represent that you have not filed against the Company or the Company's parents, subsidiaries, affiliates or any Related Persons, any complaints, charges or law suits arising out of your employment by the Company, or any other matter arising on or prior to the date hereof. You covenant and agree that you will not seek recovery against the Company or any of its parents, subsidiaries, affiliates or any Related Person arising out of any of the matters set forth in this paragraph or any of the matters that are the subject of the Release referred to in paragraph 4.

6. Nothing set forth in this agreement shall prevent you from enforcing the terms of this agreement, nor do you waive or lose any rights that you have to compensation for vested accrued unused 1999 vacation, or any rights that you have as a former employee under the Company's stock option plans, stock purchase plan, or retirement or insurance plans, as applicable, or your entitlement to continue participation in the Company's medical insurance programs in accordance with the applicable COBRA regulations.

7. You represent that you have returned or will immediately return to the Company all property and all confidential information of the Company ("Company Information"), and you will not retain any copies, reproductions or excerpts thereof, including without limitation training manuals, reports, files, memoranda, records, mailing lists, customer lists, credit cards, laptop computer, cellular telephone, door and file keys, and other physical or personal property which you received or prepared or helped prepare in connection with your employment by the Company, and other technical, business or financial information or trade secrets, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company or any Related Person. Confidential Company Information includes but is not limited to information relating to the Company or its parent, subsidiary or affiliated companies, regarding strategic plans, financial information, inventory levels, marketing strategy, sales strategy, training programs, anticipated future merchandise designs or

===========================================================================
Mr. Walter J. Parks
March 25, 1999
Page 4

    styles, patterns and fits of garments, and information relating to the Company's actual or anticipated business, research, development, product or sales, that is not otherwise disclosed publicly by the Company.

8. In the course of your employment with the Company you acquired confidential Company Information. You understand and agree that such Company Information was disclosed to you in confidence and for the benefit and use of only the Company. You acknowledge that you have no ownership right or interest in any Company Information used or developed during the course of your employment. You understand and agree that (a) you will keep such Company Information confidential at all times after your employment with the Company and (b) you will not make use of Company Information on your own behalf or on behalf of any third party.

9. You agree that, from the date hereof through March 31, 2000, you will not solicit, entice, persuade, induce or influence any individual who is an employee of the Company to terminate his or her employment with the Company or to become employed by any other individual or entity, and you shall not approach any such employee for any such purpose. Any breach of the terms of this paragraph shall result in your automatic forfeiture of the severance compensation set forth in paragraph 3 above.

10. The Company advises you to consult with an attorney of your choosing prior to signing this agreement. You confirm that you have the right and have been given the opportunity to review this agreement and, specifically, the release set forth in paragraph 4 and the representations and agreements set forth in paragraph 5, with an attorney of your choice. You also understand and agree that the Company is under no obligation to offer you the severance compensation set forth in paragraph 3 and that you are under no obligation to consent to the release set forth in paragraph 4 and the representations and agreements set forth in paragraph 5, and that you have entered into this agreement freely and voluntarily.

11. You may have twenty-one days to consider the terms of this agreement. Furthermore, once you have signed this agreement, you will have seven additional days from the date you sign it to revoke your consent. To revoke this agreement you must clearly communicate your decision to do so to the Senior Vice President - Human Resources of the Company (212-541-3361) within the seven day period. This agreement will not become effective until seven days after the date you have signed it, as indicated on the last page hereof. Such seventh day is considered to be the "Effective Date" of this agreement.

==============================================================================
Mr. Walter J. Parks
March 25, 1999
Page 5


12. You agree to keep the terms of your severance compensation and this agreement confidential, other than as necessary to consult with your legal or tax advisors.

13. The terms in this letter constitute the entire agreement between us and may not be altered or modified other than in a writing signed by you and the Company. You represent that in executing this letter agreement you do not rely and have not relied upon any representation or statement not set forth herein made by the Company or any of its agents, representatives, attorneys or Related Persons with respect to the subject matter, basis or effect of this letter agreement, or otherwise.

14. This agreement will be governed by the laws of the State of New York, without reference to its choice of law rules.

If this letter correctly sets forth our understanding, please so signify by signing and dating the enclosed copy of this letter and returning it to the Senior Vice President - Human Resources, AnnTaylor, Inc., 142 West 57th Street, New York, New York 10019. Very truly yours,
AnnTaylor, Inc.


By: /s/Gerri Feemster
    ---------------------------
      Senior Vice President -
      Human Resources





AGREED TO AND ACCEPTED:


/s/ Walter J. Parks
-----------------------
     WALTER J. PARKS


Dated: April 1, 1999

================================================================================
Mr. Walter J. Parks
March 25, 1999
Page 6


                                SCHEDULE A

                    Unexercised Stock Options Outstanding
                              at March 25, 1999



-----------|-----------|-------------|---------------|-------------------------
     A     |      B    |        C    |          D    |    E
-----------|-----------|-------------|---------------|-------------------------
-----------|-----------|-------------|---------------|-------------------------
           |           |             |  Number of    |
           |           |  Number of  |  Outstanding  |  Summary of
           |           |   Options   |  Options in   |  Vesting Terms (see
           |  Exercise |  Remaining  |  Column C that|  Option Agreement for
Grant Date |  Price    |  Outstanding|  are Vested   |  full terms)
-----------|-----------|-------------|---------------|-------------------------
  2/23/94  |  $25.375  |     5,000   |         0     |   Vest on 2/23/03
-----------|-----------|-------------|---------------|-------------------------
           |           |             |               |
  2/24/95  |  $33.000  |     6,665   |         0     |   Vest upon achievement
           |           |             |               |   of specified
           |           |             |               |   performance target of
           |           |             |               |   $2.84 EPS or $60
           |           |             |               |   Market Price,
           |           |             |               |   provided target is
           |           |             |               |   achieved by 2/24/00
-----------|-----------|-------------|---------------|-------------------------
  5/1/96   |  $17.125  |     1,250   |         0     |   625 per year, on each
           |           |             |               |   of 5/1/99 and 5/1/00
-----------|-----------|-------------|---------------|-------------------------
  2/20/97  |  $21.00   |     2,668   |         0     |   1,334 per year, on
           |           |             |               |   each of 2/20/00 and
           |           |             |               |   2/20/01
-----------|-----------|-------------|---------------|-------------------------

===============================================================================
Mr. Walter J. Parks
March 25, 1999
Page 7

                                  SCHEDULE B


                               FORM OF RELEASE



Reference is made to the agreement dated March 25, 1999 between the undersigned, Walter J. Parks, and AnnTaylor, Inc. (the "Company"), relating to the separation of employment of the undersigned from the Company (the "Agreement").

In consideration of the compensation described in paragraph 3 of the Agreement, I, Walter J. Parks, hereby voluntarily, knowingly and willingly release and forever discharge the Company, its parents, subsidiaries and affiliates, together with its and their respective officers, directors, partners, shareholders, employees, successors and assigns (collectively, the "Related Persons"), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against any of them I or my heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising through the date of this Release. This release includes, but is not limited to, any rights or claims relating in any way to my employment relationship with the Company, or the termination thereof, or under any statute, including claims for age discrimination under the federal Age Discrimination in Employment Act, and claims under Title VII of the Civil Rights Act, The Americans With Disabilities Act, the New York Human Rights Law, the Connecticut Human Rights and Opportunities Law, and any other federal, state or local law.

I represent that I have not filed against the Company or the Company's parent, subsidiaries, affiliates or any Related Persons, any complaints, charges or law suits arising out of my employment by the Company or any other matter arising on or prior to the date hereof, and I covenant and agree that I will not seek recovery against the Company or any of its parents, subsidiaries, affiliates or any Related Person arising out of any of the mattes set forth in this Release.

IN WITNESS WHEREOF, I have executed and delivered this Release to the Company this 1st day of April, 1999.


                                                      /s/  Walter J. Parks
                                                      ----------------------
                                                           Walter J. Parks

/s/ Karen J. Parks
____________________
Witness